Exhibit 10.20 - SECOND AMENDMENT OF VAIL/STEAMBOAT 8MM MECHANICAL COMPONENTS
                SUPPLY AGREEMENT





















































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                             SECOND AMENDMENT OF
                             -------------------
           VAIL/STEAMBOAT 8MM MECHANICAL COMPONENTS SUPPLY AGREEMENT
           ---------------------------------------------------------

     THIS SECOND AMENDMENT ("Second Amendment"), made as of the 1st day of May, 1998, among Sony Corporation, a Japanese corporation, having its principal place of business at 7-35 Kitashinagawa 6-chome, Shinagawa-ku, Tokyo 141-0001, Japan ("Sony"), Nihon Exabyte Corporation, a Japanese corporation, having its principal place of business at Kioicho TBR Building 1214, 5-7 Koujimachi, Chiyoda-ku, Tokyo 102-0083, Japan ("Buyer") and Exabyte Corporation, a
Delaware corporation, having its principal place of business at 1685 38th Street, Boulder, Colorado, 80301, U.S.A. ("Exabyte"),

W I T N E S S E T H :
- - - - - - - - - -

     WHEREAS, the parties hereto entered into the Vail/Steamboat 8MM Mechanical Components Supply Agreement on the 1st day of January, 1992, for the sale (by
Sony) and the purchase (by Buyer) of certain component products, as amended by the First Amendment of Vail/Steamboat 8MM Mechanical Components Supply Agreement on the 1st day of April, 1994 ("Agreement");

     WHEREAS, the manufacturing of certain models of the subject products of the Agreement was discontinued by March 31, 1995; and

     WHEREAS, the parties hereto wish to amend the Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises provided hereinbelow, the parties hereto agree as follows:

1. The parties hereto confirm that the manufacturing and supply of EVU-350 Mecha deck, EVU-370 Mecha deck, EVU-350 Subassembly, EVU-360 Subassembly and EVU-370 Series Subassemblies was discontinued by March 31, 1995 and as of the date of this Second Amendment only EVU-390 Subassembly is being manufactured and supplied under the Agreement. Based upon this, Items 1), 2), 3), 4), and 5) of Sub-paragraph 1(a) of the Agreement shall be deleted in their entireties.

2. The following provision shall be added as new Sub-paragraph 1(d) after Sub-paragraph 1(c) of the Agreement:

     "(d) The parties hereto agree that notwithstanding Sub-paragraph 1(b) hereof, after the Termination Date, Buyer, instead of Supplier, shall supply to Sony and Sony will purchase from Buyer the Components pursuant to this Sub-paragraph 1(d). Such Components purchased pursuant to this Sub-paragraph 1(d) shall be used exclusively by Sony in the manufacture of the Parts for sale to Buyer pursuant to the provision of Section 13 hereof. The sale and purchase of the Components after the Termination Date shall be on the terms and conditions set forth in Appendix II attached hereto. Notwithstanding any provisions herein contained to the contrary, under no circumstances shall Sony be liable or responsible for any defects in the Components supplied by Buyer or any of such defects in the Parts of any other equipment as caused thereby, nor shall Sony be liable or responsible for Sony's failure or delay in production, shipment or delivery of the Parts due to Buyer's failure to deliver Sony non-defective Components in the quantity sufficient for Sony to


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meet the requirements of the purchase orders for such Parts issued by Buyer and accepted by Sony hereunder, in a timely manner. It is expressly understood and agreed that the foregoing shall in no event relieve Sony from the obligation to make correct installation (process and solder quality) of the Components into the Parts."

3. Sub-paragraph 11(a) of the Agreement shall be deleted in its entirety and the following new Sub-paragraph 11(a) shall be substituted in lieu thereof:

     "(a) This Agreement shall become effective as of the date first above written and shall continue in full force and effect until the Termination Date. "Termination Date" shall mean July 31, 1998 or any earlier date on which this Agreement is terminated as provided for in Sub-paragraph 11(b). If any of the parties hereto desires to continue the transaction after the term of this Agreement, i.e. after the Termination Date, the parties hereto shall discuss and determine whether to continue the transaction or not, and if the continuance is agreed upon, the parties hereto shall determine in writing the terms and conditions applicable thereto prior to or by the Termination Date."

4. The word "Sub-paragraph 1(d)" shall be added before the word "Paragraph 9. WARRANTY" of Sub-paragraph 11(g) of the Agreement.

5.   The following provision shall be added as new Paragraph 13.1 of the
Agreement:

     "13.1 Supply and Purchase of the Parts after the Termination Date
           -----------------------------------------------------------

      (a)  General
           -------

           Notwithstanding the provision of Paragraph 13, after the Termination Date, the provisions of this Paragraph 13.1 shall govern the supply and purchase of the Parts between Sony and Buyer.

      (b)  Gp.1, Gp.2 and Gp.3 Parts
           -------------------------

           After the Termination Date, only such Parts as specified in Exhibit D-1 attached hereto (i.e. Gp.1, Gp.2 and Gp.3 Parts) shall be available for purchase by Buyer from Sony as follows:

           1)  The Gp.1 Parts will be sold and supplied for a period of five
(5) years after the Termination Date in accordance with the following ordering and forecasting procedures:

           -Buyer shall issue to Sony by the fifth (5th) work day of Sony of each calendar month via facsimile (i) a firm purchase order for the Parts which Buyer requests Sony to deliver in a month with the applicable delivery lead time specified in Exhibit D-1 attached hereto and (ii) a forecast of monthly purchases of the Parts for delivery during the following three (3) calendar month periods.

           -The quantity specified for the delivery in the forecast shall be mere forecast for the planning purpose only and by no means be construed as a commitment of purchase.


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           -Sony shall, within ten (10) working days after its receipt of such purchase order, notify Buyer in writing as to whether or not Sony accepts the purchase order so issued by Buyer. Sony shall not reject the purchase orders by Buyer without reasonable cause, to the extent such purchase orders shall be consistent with the provisions of this Agreement.

           2) The Gp.2 Parts will be sold and supplied only one time on the delivery date separately agreed upon between Sony and Buyer; provided that Buyer shall accept the delivery date not later than the first anniversary of the Termination Date and all quantity specified in Exhibit D-1 attached hereto shall be purchased and delivered by such one time delivery.

           3)  The Gp.3 Parts will be sold and supplied for a period of five
(5) years after the Termination Date in accordance with the same ordering and forecasting procedures as those applicable to Gp.1 Parts under item 1) above as long as Sony maintains continuous production of those Parts. If Sony decides to discontinue any Gp.3 Parts, it shall immediately notify Buyer to that effect. At the point Sony no longer maintains continuous production, the lead time shall be reduced to one (1) month and no forecast shall be required. However, as for the Gp.3 Parts, Buyer shall have a duty to purchase from Sony at least the Minimum Quantity as specified in Exhibit D-1 attached hereto in total for each item during the said five (5) year period, and has no right to order for more than Maximum Quantity as specified in Exhibit D-1 attached hereto in total, unless otherwise agreed in writing, during the said five (5) year period.

     (c)  Warranty for Parts
          ------------------

          1) Sony warrants that the Parts sold by Sony to Buyer hereunder will, at the time of delivery and for a period of one hundred eighty (180) days from the date of such delivery, be free from defects in materials and workmanship under normal use and service and will conform to the applicable specification.

          2) Should any parts prove defective by reason of improper material or workmanship or fail to meet the applicable specifications, and if Buyer shall have so notified Sony within the said one hundred eighty (180) day period and shall have specified in such notice the alleged defects, and if such Parts are found to Sony's reasonable satisfaction to be defective, Sony shall, at Sony's option, either repair or replace such defective Parts at Sony's cost with the applicable delivery lead time as specified in Exhibit D-1 attached hereto after Sony's receipt of such defective Parts. Sony shall not be required to remove or install any Parts from or into Buyer's product(s) or system(s) for the purpose of such repair or replacement. Sony shall separately manufacture and store extra quantities of Parts for the purpose of warranty repair or replacement. Such Parts shall not be included with the Minimum or Maximum Quantities as specified in Exhibit D-1.

          3) EXCEPT AS EXPRESSLY PROVIDED HEREINABOVE, NO WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR MERCHANTIABLITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE MADE WITH REPSECT TO ANY PARTS AND ANY AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED.





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     (d)  Miscellaneous
          -------------

          1) Forecasts and firm purchase orders for the Parts shall be sent to the following address:

              Sony Corporation
              1-9-13 Chuominato, Chuo-ku, Chiba 260-0024, Japan
              Attention:   General Manager
                           World Repair Parts Operation Department
                           Customer Satisfaction Center

         2) Delivery for Parts shall be made at the Buyer's warehouse "Futamata Aircargo Center", Baraki Operation Department, International Cargo Division, Tokyo air service branch, Nippon Express Co., LTD., located at
497 Futamata, Ichikawa-shi, Chiba 272-0001, Japan, unless otherwise agreed in writing by Sony and Buyer.

         3) Except for as specifically and expressly provided in this Paragraph 13, all terms and conditions applicable to the Products under this Agreement shall apply to such supply of the Parts."

6. Paragraph 16 of the Agreement shall be deleted in its entirely and the following new Paragraph 16 shall be substituted in lieu thereof:

     "16.  Funded Hard Tooling
           -------------------

      The hard tooling developed by Sony and paid for by Exabyte pursuant to
Section 3.2 of the Development Agreement, which shall be specified in Exhibit
E hereto, ("Funded Hard Tooling"), shall be property of Exabyte. Sony, at its own expense, shall be responsible to store, protect, preserve, repair and maintain such Funded Hard Tooling in accordance with Sony's usual practice (wear and tear excepted), subject to the life of each Funded Hard Tooling which shall be separately notified by Sony to Buyer in writing. Upon the termination or expiration of this Agreement, Sony shall request disposition instructions for all Funded Hard Tooling. Sony agrees to scrap, disassemble, make available to Exabyte or otherwise dispose of such Funded Hard Tooling according to the disposition instructions of Exabyte, including preparation, packing and shipping. Preparation, packing and shipment shall be made at Exabyte's expenses, and scrapping and disassembling shall be made at Sony's expenses; provided that Baking Equipment (Tag No.20109), Washing Equipment
(Tag No.20110) and Burn-in Equipment (Tag No.20111) shall be scrapped or otherwise disposed of at Exabyte's cost. Sony shall furnish Exabyte with a list of all Funded Hard Tooling which shall have been scrapped or otherwise disposed by Sony and documentation which identifies disposal method and disposition. If Exabyte fails to give Sony appropriate disposition instructions of the Funded Hard Tooling in writing within 25 days from Sony's written inquiry after the Termination Date, Sony may dispose of such Funded Hard Tooling at its own expense; provided that such disposal by Sony shall by no means release Exabyte from its obligation to bear the cost for scrapping Baking Equipment (Tag No.20109), Washing Equipment (Tag No.20110) and Burn-in Equipment (Tag No.20111). The use of Funded Hard Tooling by Sony shall be expressly limited to the manufacture of Products for Buyer under this Agreement or as otherwise agreed to by Exabyte in writing."




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7.   New Appendix II attached hereto shall be added to the Agreement after
Appendix I.

8. Exhibit C of the Agreement shall be deleted in its entirety and the new Exhibit C attached hereto shall be substituted in lieu thereof.

9. New Exhibit D-1 attached hereto shall be added to the Agreement after Exhibit D.

10. Exhibit G of the Agreement shall be deleted in its entirety and the new Exhibit G attached hereto shall be substituted in lieu thereof.

11. Except as specifically amended hereby, any and all provisions of the Agreement shall remain full force and effect and are hereby ratified and confirmed.

12.  This Second Amendment shall become effective as of May 1, 1998.

     IN WITTNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.


Sony:                                     Buyer:
Sony Corporation                          Nihon Exabyte Corporation

By:  /s/ Mitsuyuki Watanabe               By:  /s/ Hisahiro Endo
   -------------------------                 ------------------------
   Mitsuyuki Watanabe                        Hisahiro Endo
   President                                 Representative Director
   Electronic Devices Marketing Group



Exabyte:
Exabyte Corporation

By:  /s/ William L. Marriner
   --------------------------
   William L. Marriner
   President / Chief Executive Officer